EXHIBIT 99.1 press release

For further information contact:
John Hatsopoulos, American DG Energy
Telephone: 781.522.6020

Investors:
Peter L. Seltzberg, Hayden IR
Telephone: 646.415.8972

American DG Energy Reports Third Quarter 2009 Financial Results

Third Quarter Revenues Increase 37.8% over Year-Ago Period; Net Loss Narrows

WALTHAM, Mass., – November 11, 2009 – American DG Energy Inc., (AMEX: ADGE) a leading On-Site Utility offering clean electricity, heat, hot water and cooling solutions to hospitality, healthcare, housing and athletic facilities, today announced financial results for the three and nine month periods ending September 30, 2009.

Third Quarter 2009 Financial Highlights

•	Net revenue increased 37.8% to $2.0 million compared to $1.4 million for the same period in 2008.
•
Revenue from turnkey installation projects was $732,000 compared to $128,000 for the same period in 2008. Energy revenue was $1.3 million, essentially flat compared to the same period in 2008 due to the lower price of natural gas and a reduction in revenue from hot water.

•
Gross profit increased approximately 96.7% to $682,000 (34.2% gross margin) compared to $347,000 (24.0% gross margin) for the same period in 2008, primarily due to lower natural gas costs (the majority of cost of goods) and the growth of the higher margin cooling sales. The gross profit margin for the On-Site Utility energy business without depreciation was 46.6% compared to 35.9% for the same period in 2008.

•	Loss from operations narrowed to approximately $161,000 compared to loss from operations of $214,000 for the same period in 2008.
•	Net loss attributable to American DG Energy was approximately $310,000 or $(0.01) per share compared to net loss of approximately $416,000 or $(0.01) per share for the same period in 2008.

Recent Highlights

•
As of September 30, 2009, the Company’s installed base consisted of 59 energy systems with an additional 13 systems under construction with signed agreements. The Company has also sent more than100 proposals for new installations.

•	Estimated revenue backlog for the next 15 years based on signed, long term On-Site Utility energy agreements is now $112 million.
•	Raised $5.8 million in two private placements of restricted common stock over the combined period of Q2 and Q3, 2009
•	Started trading on the NYSE-Amex market under the ticker ADGE on October 19, 2009.
•	Signed agreement to supply clean energy to JCC of Mid-Westchester, located in Scarsdale, New York. The value of the agreement to the Company is $1.5 million.
•	Signed an agreement to supply energy to Saint Elizabeth Home, a nursing and rehabilitative care facility located in East Greenwich, Rhode Island. The value of the deal is $1.4 million.

American DG Energy Reports Third Quarter 2009 Financial Results, page 2 of 7

•
Signed an agreement to supply energy to Carleton-Willard Village, a not-for-profit continuing care retirement community (CCRC), located in Bedford, Massachusetts. The value of the deal is $2.2 million.

•	Signed an agreement to supply energy to Linden Plaza Preservation LP, a 1,500-unit, low-income housing complex, located in Brooklyn, New York.
•
Signed a five-year exclusive distribution agreement with Ilios Dynamics, a subsidiary of Tecogen, Inc. to incorporate Ilios’s ultra high-efficiency heating products in American DG Energy’s energy systems throughout the European Union (EU) and New England including non-exclusive rights to distribute Ilios Dynamics’ products in the remaining parts of the United States and the world.

Third Quarter 2009 Results

Net revenue increased 37.8% to $2.0 million in the third quarter of 2009 compared to $1.4 million for the same period in 2008. Turnkey installation project revenues increased significantly to $732,000 in the third quarter of 2009 compared to $128,000 for the same period in 2008. The increase in turnkey installation projects revenue included the sale of certain units and supporting equipment to a related party for $370,400. On-Site Utility energy revenues were essentially flat at $1.3 million in each period with the current period revenues impacted by significantly lower natural gas prices that translated into lower hot water revenue.

Gross profit increased almost 96.7% to $682,000 for the third quarter of 2009 compared to $347,000 for the same period in 2008. The gross profit margin was 34.2% in the third quarter of 2009 compared to 24.0% for the same period in 2008, primarily due to the lower cost of natural gas which represents the majority for the cost of goods, and the growth of the higher margin cooling sales.

“We continued to execute our strategic plan and strengthen our leadership position as a leading On-Site Utility,” commented John N. Hatsopoulos, Chief Executive Officer of American DG Energy. “Our number of sites increased at a brisk pace, our gross margins continue to show improvement and we are working hard to attack our addressable markets and accelerate our growth with the objective of generating meaningful cash flows for our investors. Our unique, risk-free value proposition is enabling our customers to exercise control over their utility costs, resulting in significant savings compared to prevailing rates while simultaneously reducing their carbon footprint and providing reliable, energy-efficient power, hot water, and cooling systems. American DG Energy’s proven expertise and unrivaled energy-efficiency is becoming an increasingly attractive option for our target markets.”

Dr. Hatsopoulos continued, “Subsequent to the end of the third quarter, we were excited to have our common stock listed on the NYSE-Amex stock market, which was another step forward in American DG Energy’s corporate development and evidence of our commitment to creating value for our shareholders.”

Total operating expenses were $844,000 in the third quarter of 2009 compared to $561,000 for the same period in 2008. The increase was due to the addition of a new key employee, higher aggregate commissions paid to outside sales agents and an increase in engineering expenses. Operating expenses as a percentage of sales were 42.3% in the third quarter of 2009 compared to 38.8% for the same period in 2008.

Loss from operations narrowed to approximately $161,000 in the third quarter of 2009 compared to a loss from operations of approximately $214,000 for the same period in 2008.

Net loss attributable to American DG Energy was approximately $310,000 or $(0.01) per share in the third quarter of 2009 compared to net loss of approximately $416,000 or $(0.01) per share for the same period in 2008.

American DG Energy Reports Third Quarter 2009 Financial Results, page 3 of 7

About American DG Energy

American DG Energy supplies low-cost energy to its customers through distributed power generating systems. The Company is committed to providing institutional, commercial and small industrial facilities with clean, reliable power, cooling, heat and hot water at lower costs than charged by local utilities – without any capital or start-up costs to the energy user through its On-Site Utility energy solutions. American DG Energy is headquartered in Waltham, Massachusetts. More information can be found at www.americandg.com.

Forward-Looking Statements

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements, as disclosed on the Company’s website and in Securities and Exchange Commission filings. This press release does not constitute an offer to buy or sell securities by the Company, its subsidiaries or any associated party and is meant purely for informational purposes. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

American DG Energy Reports Third Quarter 2009 Financial Results, page 4 of 7

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the Three Months Ended September 30, 2009 and September 30, 2008

	Three Months Ended
	September 30,	September 30,
	2009	2008
	UNAUDITED	UNAUDITED

Net Sales	$1,992,079	$1,445,581

Cost of sales
Fuel, maintenance and installation	1,120,868	942,599
Depreciation expense	189,021	156,105
	1,309,889	1,098,704
Gross profit	682,190	346,877

Operating expenses
General and administrative	365,054	334,300
Selling	315,850	133,920
Engineering	162,693	92,756
	843,597	560,976
Loss from operations	(161,407)	(214,099)

Other income (expense)
Interest and other income	21,009	34,661
Interest expense	(105,000)	(117,500)
	(83,991)	(82,839)

Loss from continuing operations, before income taxes	(245,398)	(296,938)
Provision for state income taxes	(1,800)	(14,710)
Net loss	(247,198)	(311,648)

Less: Income attributable to the noncontrolling interest	(62,941)	(104,767)
Net loss attributable to American DG Energy Inc.	(310,139)	(416,415)

Net loss per share - basic and diluted	$(0.01)	$(0.01)

Weighted average shares outstanding - basic and diluted	36,513,672	33,229,387

Non-GAAP financial disclosure
Loss from operations	$(161,407)	$(214,099)
Depreciation expense	191,664	158,142
Stock based compensation	57,103	75,506
Adjusted income from operations	$87,360	$19,549

American DG Energy Reports Third Quarter 2009 Financial Results, page 5 of 7

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the Nine Months Ended September 30, 2009 and September 30, 2008

	Nine Months Ended
	September 30,	September 30,
	2009	2008
	UNAUDITED	UNAUDITED

Net Sales	$4,475,541	$5,114,752

Cost of sales
Fuel, maintenance and installation	2,873,494	3,927,543
Depreciation expense	575,064	404,106
	3,448,558	4,331,649
Gross profit	1,026,983	783,103

Operating expenses
General and administrative	1,071,639	1,068,250
Selling	681,440	383,012
Engineering	415,775	273,717
	2,168,854	1,724,979
Loss from operations	(1,141,871)	(941,876)

Other income (expense)
Interest and other income	64,725	117,443
Interest expense	(329,744)	(356,897)
	(265,019)	(239,454)

Loss from continuing operations, before income taxes	(1,406,890)	(1,181,330)
Provision for state income taxes	(5,650)	(63,638)
Net loss	(1,412,540)	(1,244,968)

Less: Income attributable to the noncontrolling interest	(157,959)	(276,111)
Net loss attributable to American DG Energy Inc.	(1,570,499)	(1,521,079)

Net loss per share - basic and diluted	$(0.04)	$(0.05)

Weighted average shares outstanding - basic and diluted	35,017,951	32,742,466

Non-GAAP financial disclosure
Loss from operations	$(1,141,871)	$(941,876)
Depreciation expense	584,425	409,679
Stock based compensation	218,320	249,957
Adjusted (loss) income from operations	$(339,126)	$(282,240)

American DG Energy Reports Third Quarter 2009 Financial Results, page 6 of 7

CONDENSED CONSOLIDATED BALANCE SHEETS
as of September 30, 2009 and December 31, 2008

	September 30,	December 31,
	2009	2008
	UNAUDITED
ASSETS
Current assets:
Cash and cash equivalents	$4,821,540	$1,683,498
Short-term investments	667,149	761,614
Accounts receivable, net	1,092,416	835,922
Unbilled revenue	450,832	204,750
Due from related party, current	76,706	297,417
Inventory	396,277	355,852
Prepaid and other current assets	156,927	163,121
Total current assets	7,661,847	4,302,174

Property, plant and equipment, net	7,561,928	6,627,540

Accounts receivable, long- term	-	5,647
TOTAL ASSETS	15,223,775	10,935,361

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	464,184	270,852
Accrued expenses and other current liabilities	594,098	384,340
Due to related party	131,239	166,560
Capital lease obligations	3,365	2,431
Total current liabilities	1,192,886	824,183

Long-term liabilities:
Convertible debentures	5,320,000	5,875,000
Capital lease obligations, long-term	10,936	14,394
Total liabilities	6,523,822	6,713,577

Stockholders’ equity:
American DG Energy Inc. shareholders' equity:
Common stock, $0.001 par value; 50,000,000 shares authorized; 37,395,567 and 34,034,496 issued and outstanding at September 30, 2009 and December 31, 2008, respectively	37,395	34,034
Additional paid-in-capital	19,110,175	12,614,332
Common stock subscription	-	(35,040)
Accumulated deficit	(11,279,044)	(9,708,545)
Total American DG Energy Inc. stockholders' equity	7,868,526	2,904,781
Noncontrolling interest	831,427	1,317,003
Total stockholders' equity	8,699,953	4,221,784

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$15,223,775	$10,935,361

American DG Energy Reports Third Quarter 2009 Financial Results, page 7 of 7

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
for the Nine Months Ended September 30, 2009 and September 30, 2008

	Nine Months Ended
	September 30,	September 30,
	2009	2008
	UNAUDITED	UNAUDITED
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,570,499)	$(1,521,079)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	585,267	409,679
Noncontrolling interest in net income of consolidated subsidiaries, net of taxes	157,959	276,111
Provision for losses on accounts receivable	242,537	38,379
Amortization of deferred financing costs	6,395	6,395
Accrued interest expense	105,000	117,500
Stock-based compensation	218,320	249,957

Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable	(652,178)	(518,096)
Due from related party	(14,489)	288,370
Inventory	(40,425)	(24,280)
Prepaid assets	(201)	(62,000)
Increase (decrease) in:
Accounts payable	193,332	(86,160)
Accrued expenses and other current liabilities	104,758	(87,070)
Due to related party	(35,321)	-
Net cash used in operating activities	(699,545)	(912,294)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,777,457)	(1,280,884)
Sale (purchases) of short-term investments	94,465	(770,107)
Net cash used in investing activities	(1,682,992)	(2,050,991)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of restricted stock	1	-
Proceeds from issuance of warrants	45,500	-
Proceeds from exercise of warrants	-	654,500
Proceeds from sale of common stock, net of costs	5,715,423	-
Principal payments on capital lease obligations	(2,524)	-
Noncontrolling distribution to consolidated subsidiaries	(237,821)	(223,261)
Net cash provided by financing activities	5,520,579	431,239

Net increase (decrease) in cash and cash equivalents	3,138,042	(2,532,046)
Cash and cash equivalents, beginning of the period	1,683,498	5,057,482
Cash and cash equivalents, ending of the period	$4,821,540	$2,525,436

Supplemental disclosures of cash flows information:
Cash paid during the period for:
Interest	$342,245	$359,922
Income taxes	$35,460	$53,323

Non-cash investing and financing activities:
Conversion of convertible debenture to common stock	$550,000	$-